EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference of our report dated April 14, 1997 accompanying the financial statement and schedules of:

     (a)  Santa Anita Companies

     (b)  Santa Anita Realty Enterprises, Inc., and

     (c)  Santa Anita Operating Company and Subsidiaries

appearing in the above-listed entities' Annual Report on Form 10-K, as amended by amendments on Form 10-K/A, for the year ended December 31, 1996 in the joint Registration Statement on Form S-8 and related Prospectus for the Meditrust Corporation 1995 Share Award Plan (formerly known as the Santa Anita Realty Enterprises, Inc. 1995 Share Award Plan), as amended, and the Meditrust Operating Company 1995 Share Award Plan (formerly known as the Santa Anita Operating Company 1995 Share Award Plan), as amended, filed by Meditrust Corporation (formerly known as "Santa Anita Realty Enterprises, Inc.") and Meditrust Operating Company (formerly known as "Santa Anita Operating Company").


                                   Ernst & Young LLP


Los Angeles, California
November 6, 1997